UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2015 (February 24, 2015)

USG Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8864	36-3329400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 24, 2015, USG Corporation (the “Company” or “USG”) completed the private offering of $350 million aggregate principal amount of its 5.50% senior notes due 2025 (the “New Notes”). The New Notes were issued under the Company’s Indenture, dated as of November 1, 2006 (as supplemented prior to the date hereof, the “Original Indenture”), by and between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”), and as further supplemented by Supplemental Indenture No. 6, dated as of February 24, 2015, by and among the Company, certain of the Company’s domestic subsidiaries, as guarantors, and the Trustee (“Supplemental Indenture No. 6” and, together with the Original Indenture, the “Indenture”). The Notes will bear interest at a rate of 5.50% per year. The Company will pay interest on the Notes on March 1 and September 1 of each year, beginning September 1, 2015. The Notes will mature on March 1, 2025. The New Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured senior indebtedness. The Company’s obligations under the New Notes are guaranteed on a senior unsecured basis by certain of its domestic subsidiaries. The Indenture contains certain customary restrictions, including a limitation that restricts the Company’s ability and the ability of specified subsidiaries of the Company to create or incur secured indebtedness.

The above description of the Indenture, including Supplemental Indenture No. 6 filed herewith, is qualified in its entirety by reference to the terms of those documents, filed with the Securities and Exchange Commission and incorporated herein by reference.

USG used a portion of the net proceeds from the offering of New Notes to purchase all 2018 Notes validly tendered in the Tender Offer (each as defined in Item 8.01 below) and to pay related costs and expenses. USG intends to use the remaining net proceeds from the offering of New Notes and cash on hand for the redemption of all remaining outstanding 2018 Notes as discussed in Item 8.01 below.

The Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01.  Other Events.

On February 24, 2015, the Company issued a press release announcing the settlement of the previously announced cash tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 8.375% Senior Notes due 2018 (the “2018 Notes”).  The Tender Offer expired at 5:00 p.m., New York City time, on February 23, 2015 (the “Expiration Time”). At the Expiration Time, valid tenders had been received with respect to approximately $126 million of the $350 million aggregate principal amount of the 2018 Notes outstanding.

In connection with the closing of USG’s previously announced private offering of $350 million aggregate principal amount of its New Notes, as described above in Item 1.01, USG has accepted for payment all 2018 Notes validly tendered prior to the Expiration Time.  On February

24, 2015, such tendering holders received the purchase price in the amount of $1,046.38 for each $1,000 principal amount of 2018 Notes tendered, plus accrued and unpaid interest to, but not including, February 24, 2015. In accordance with the Original Indenture, USG has issued an irrevocable notice of redemption with respect to all outstanding 2018 Notes that were not tendered in the Tender Offer. The redemption date is March 26, 2015. USG will redeem such 2018 Notes at a redemption price equal to $1,041.88 per $1,000 principal amount, plus accrued and unpaid interest to, but not including, the redemption date of March 26, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

4.1

Supplemental Indenture No. 6, dated as of February 24, 2015, by and among USG Corporation, each of United States Gypsum Company, L&W Supply Corporation, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee.

99.1	USG Corporation press release, dated February 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

USG CORPORATION

By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President, General Counsel and Secretary

Date:  February 24, 2015

EXHIBIT INDEX

Number	Exhibit
4.1

Supplemental Indenture No. 6, dated as of February 24, 2015, by and among USG Corporation, each of United States Gypsum Company, L&W Supply Corporation, USG Foreign Investments, Ltd. and USG Interiors, LLC, as guarantors, and U.S. Bank National Association, as trustee.

99.1	USG Corporation press release, dated February 24, 2015.